UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2006, the Registrant executed and delivered debentures to two accredited investors (the “Investors”) in the aggregate face amount of $200,000 (the “Debentures”). The Registrant anticipates that the proceeds of the sale of the Debentures net of transaction expenses will be used for general corporate purposes.

The Debentures mature on November 30, 2007 and may be prepaid at any time in whole or in part upon payment of a fee equal to five percent (5%) of the amount of principal repayment. The Debentures bear interest at 15% per annum.

While the Debentures are issued and outstanding, holders of the Debentures may purchase shares of common stock or other securities of the Registrant on the same terms on which any such shares or other securities were sold by the Registrant to third parties if the gross proceeds of such sales do not exceed $1,000,000. The maximum amount of such shares or other securities which may be purchased by the holders of the Debentures pursuant to such provision is $200,000.

The Debentures were sold to the Investors in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Description of Document

10.1	Form of 15% Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

November 21, 2006	By:	/s/ James J. Vincenzo
	Name:	James J. Vincenzo
	Title:	Chief Financial Officer